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                                  Exhibit 5.b.
              STATE VARIATIONS TO APPLICATION FORM NO. 2002-CVAAPP

             Flexible Premium Deferred Variable Annuity Application
                                State Variations

Application Form No. 2002-CVAAPP attached as Exhibit        is a copy of the
Application language used in the following states:

Alaska                  Kentucky          Ohio
Alabama                 Louisiana         Oklahoma
Arkansas                Massachusetts     Rhode Island
California              Maryland          South Carolina
Colorado                Maine             South Dakota
Connecticut             Michigan          Tennessee
Delaware                Minnesota         Texas
District of Columbia    Missouri          Utah
Georgia                 Mississippi       Virginia
Hawaii                  Montana           Vermont
Iowa                    North Carolina    West Virginia
Idaho                   Nebraska          Wyoming
Illinois                New Hampshire
Indiana                 New Mexico
Kansas                  Nevada

The following application forms vary from the Form No. 2002-CVAAPP as indicated below:

Application Form No. 2002-CVAAPP-C Changes Section 2 to add the following note:
"Note: Only a co-annuitant or co-owner who is the spouse of the annuitant will qualify for certain tax benefits available to spouses under federal tax law." Changes Section 12, Telephone/Fax/Internet Authorization, to delete this sentence: "See the Telephone/Fax/Internet Authorization Section of the Optional Program(s) form for detail on what transactions can be done by telephone/fax/internet." Changes Section 16, Agreement, to add an additional bulleted item that reads: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 9 as to age at issue, plan type, purchase payments, or benefits applied for.' Adds the following fraud statements: "New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties." and "Pennsylvania Residents: Any person who knowingly and with intent to defraud

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any insurance company or other person files an application for insurance or statement of claim containing any material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties." Form 2002-CVAAPP-C is used in the following states:

         New Jersey
         Oregon
         Pennsylvania

Application Form No. 2002-CVAAPP-AZ Changes Section 16. to add, "Upon written request, we will provide the owner with information regarding benefits and provisions of the contract. If you decide not to keep your contract, return it within 10 days (30 days for replacement contracts) after you receive it for a refund of purchase payments, adjusted for any investment gain or loss. For IRA contracts, we will refund purchase payments during the first 10 days. You may return it to CUNA Mutual Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677, or to the agent who sold it to you." Form 2002-CVAAPP- AZ language is used in the following state:

         Arizona

Application Form No. 2002-CVAAPP-FL changes the Fraud statement in Section 16. to read: "Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."; adds "printed name of agent", "agent license no" and "date" line under "Signature of Annuitant(s)" line. Form 2002-CVAAPP-FL is used in the following state:

         Florida

Application Form No. 2000-CVAAPP-ND2 changes Section 12, Telephone/Fax Authorization to make the applicant check if they do or do not want the program (it is not automatic if they don't do anything). Application Form No. 2002-CVAAPP-ND2 is used in the following states:

         North Dakota

Application Form No. 2002-CVAAPP-WA changes Section 6, Death Benefit Options, to remove the "5% Annual Guarantee" and the "both" options, leaving only the Maximum Anniversary optional death benefit. Application Form No. 2002-CVAAPP-WA is used in the following states:

         Washington

Application Form No. 2002-CVAAPP-WI changes Section 4, Beneficiary, to add the following statement: "If the owner is married and names someone other than their spouse as a primary beneficiary, the spouse must give consent by signing in
Section 16." In Section 16, Agreement, add a signature line for "Spousal Consent for Beneficiary Designation" and a Date line. Form 2002-CVAAPP-WI is used in the following state:

         Wisconsin